
                             AMF Group Holdings Inc.                                                                 Exhibit 12.1
                Computation of Ratio of Earnings to Fixed Charges
                             (in millions of dollars)

                                                                                                  For the Year ended December 31,
                                                                                             ---------------------------------------
                                                     Predecessor Company                     |
                                     ------------------------------------------------------- |  Pro Forma
                                                                                             |  AMF Group             AMF Group
                                           Years Ended December 31,          Four Months     |Holdings Inc.         Holdings Inc.
                                     ---------------------------------------     Ended       |--------------- ----------------------
                                        1993         1994          1995      April 30, 1996  |  1996 (a)       1996 (b)      1997
                                        ----         ----          ----      --------------  |  --------       --------      ----
Pre-tax income (loss) from                                                                   |
continuing operations                  $ 97.5      $ 115.8       $ 108.9         $ (13.6)    |    $ (30.6)     $ (28.2)    $ (43.7)
                                                                                             |
Fixed charges:                                                                               |
   Interest expense                       5.0          7.4          15.7             4.5     |      106.2         78.0       118.4
                                                                                             |
   Amortization of debt issue costs                                                          |
   on all indebtedness                     -            -             -               -      |        4.5          3.3         4.9
                                                                                             |
   Rentals - 33%                          4.8          5.0           5.6             2.5     |        7.0          4.5         8.0
                                     ------------ ------------ ------------- --------------- |--------------- ---------- ----------
                                                                                             |
   Total fixed charges                    9.8         12.4          21.3             7.0     |      117.7         85.8       131.3
                                     ------------ ------------ ------------- --------------- ---------------- ---------- ----------
                                                                                             |
   Earnings before income taxes                                                              |
   and fixed charges                  $ 107.3      $ 128.2       $ 130.2          $ (6.6)    |     $ 87.1       $ 57.6      $ 87.6
                                     ============ ============ ============= =============== |=============== ========== ==========
                                                                                             |
   Ratio of earnings to fixed charges    11.0         10.3           6.1            (0.9)    |        0.7          0.7         0.7
                                     ============ ============ ============= =============== |=============== ========== ==========
                                                                                             |
   Deficiency of earnings to fixed                                                           |
   charges                              $ -          $ -           $ -           $ (13.6)    |    $ (30.6)     $ (28.2)    $ (43.7)
                                     ============ ============ ============= =============== |=============== ========== ==========

-----------------------
(a) Represents results of operations from January 1, 1996 through December 31, 1996 on a pro forma basis.
(b) For the period from the inception date of January 12, 1996 through December 31, 1996, which includes the results of operations of the acquired business from May 1, 1996 through December 31, 1996.